Exhibit 3.1

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Rentech Nitrogen Partners, L.P.

SECOND: Article 2 of the Certificate of Limited Partnership shall be amended as follows:

The name of the limited partnership is EAST DUBUQUE NITROGEN PARTNERS, L.P.

THIRD: Article 3 of the Certificate of Limited Partnership shall be amended as follows:

The name and mailing address of each general partner is as follows:

General Partner	Address
EAST DUBUQUE NITROGEN GP, LLC	16675 Highway 20 West
East Dubuque, IL 61025

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 1ST day of April, 2016, A.D.

By: RENTECH NITROGEN PARTNERS, LP; EAST DUQUQUE NITROGEN GP, LLC, its General Partner(s)

Name:	/s/ John R. Walter
John R. Walter, Senior Vice President, General Counsel & Secretary